UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) May 1, 2008

BALDWIN & LYONS, INC.

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(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330

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(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1099 North Meridian Street, Indianapolis, Indiana	46204

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(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(317) 636-9800
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Not applicable

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(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The following information, is being furnished pursuant to Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with Item 5.02(b), the Company announced the retirement of Mr. James E. Kirschner, Senior Vice President and Secretary of the Company to be effective May 1, 2008. Mr. Kirschner is also retiring as a director of the Company’s wholly-owned subsidiary, Protective Insurance Company (“Protective”) and a director of Protective’s wholly-owned subsidiary, Sagamore Insurance Company. Mr. Kirschner is retiring after 35 years of service.

In accordance with Item 5.02(c), the Company announced the appointment of Mr. Craig Morfas, age 48, as Secretary of the Company to be effective May 1, 2008. Mr. Morfas will continue his role as Vice President of claims and general counsel .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 1, 2008	By:
/s/ Gary W. Miller
Gary W. Miller, Chairman and CEO